Schedule A

As of April 21, 2014

FOR FUNDS OTHER THAN COLUMBIA MONEY MARKET FUND:

Columbia Funds Series Trust II is a Massachusetts business trust:

Funds	Classes
	A	B	C	R	W
Columbia Funds Series Trust II
Active Portfolios Multi-Manager Value	A	—	—	—	—
Columbia Absolute Return Currency and Income	A	B	C	—	W
Columbia Absolute Return Emerging Markets Macro	A	B	C	R	W
Columbia Absolute Return Enhanced Multi-Strategy	A	B	C	R	W
Columbia Absolute Return Multi-Strategy	A	B	C	R	W
Columbia AMT-Free Tax-Exempt Bond	A	B	C	—	—
Columbia Asia Pacific ex-Japan	A	—	C	R	—
Columbia Capital Allocation Aggressive	A	B	C	R	—
Columbia Capital Allocation Conservative	A	B	C	R	—
Columbia Capital Allocation Moderate	A	B	C	R	—
Columbia Commodity Strategy	A	—	C	R	W
Columbia Diversified Equity Income	A	B	C	R	W
Columbia Dividend Opportunity	A	B	C	R	W
Columbia Emerging Markets Bond	A	B	C	R	W
Columbia Equity Value	A	B	C	R	W
Columbia European Equity	A	B	C	—	W
Columbia Flexible Capital Income	A	—	C	R	W
Columbia Floating Rate	A	B	C	R	W
Columbia Global Bond	A	B	C	R	W
Columbia Global Equity	A	B	C	R	W
Columbia Global Infrastructure	A	B	C	R	—
Columbia Global Opportunities	A	B	C	R	—
Columbia High Yield Bond	A	B	C	R	W
Columbia Income Builder	A	B	C	R	—
Columbia Income Opportunities	A	B	C	R	W
Columbia Inflation Protected Securities	A	B	C	R	W
Columbia Large Core Quantitative	A	B	C	R	W
Columbia Large Growth Quantitative	A	B	C	R	W
Columbia Large Value Quantitative	A	B	C	R	W
Columbia Limited Duration Credit	A	B	C	—	W
Columbia Marsico Flexible Capital	A	—	C	R	—
Columbia Mid Cap Value Opportunity	A	B	C	R	W
Columbia Minnesota Tax-Exempt	A	B	C	—	—
Columbia Mortgage Opportunities Fund	A	—	C	—	W
Columbia Multi-Advisor Small Cap Value	A	B	C	R	—
Columbia Select Large-Cap Value	A	B	C	R	W
Columbia Select Smaller-Cap Value	A	B	C	R	—
Columbia Seligman Communications and Information	A	B	C	R	—
Columbia Seligman Global Technology	A	B	C	R	—
Columbia U.S. Government Mortgage	A	B	C	R	—

Fee Schedule

The fee maximum for services under this Plan and Agreement shall be the lesser of the amount of expenses eligible for reimbursement (including any unreimbursed expenses) or a rate equal on an annual basis to the following percentage of the average daily net assets of the Fund attributable to the applicable class:

Class	Fee
A	0.25%
B	1.00%
C	1.00%
R	0.50%
W	0.25%

For Class A and Class W shares, the fee shall be paid to the Distributor in cash within five (5) business days after the last day of each month.

For Class B and Class C shares, the maximum fee under this Plan and Agreement will be equal on an annual basis to 1.00% of the average daily net assets of the Funds attributable to Class B shares and Class C share, respectively. Of that amount, up to 0.75% shall be reimbursed for distribution expenses. The fee shall be paid to the Distributor in cash within five (5) business days after the last day of each month. Up to an additional 0.25% shall be reimbursed for shareholder servicing expenses. The fee shall be paid to the Distributor in cash within five (5) business days after the last day of each month.

For Class R, the maximum fee under this Plan and Agreement, which shall be reimbursed for distribution expenses, will be equal on an annual basis of 0.50% of the average daily net assets of the Funds attributable to Class R shares. Of that amount, for Class R, up to 0.25% may be reimbursed for shareholder servicing expenses. The fee shall be paid to the Distributor in cash within five (5) business days after the last day of each month.

FOR COLUMBIA MONEY MARKET FUND:

Columbia Funds Series Trust II is a Massachusetts business trust:

Funds	Classes
	A	B	C	R	W
Columbia Funds Series Trust II
Columbia Money Market Fund	A	B	C	R	W

Fee Schedule

The maximum fee for services under this Plan and Agreement shall be the lesser of the amount of expenses eligible for reimbursement (including any unreimbursed expenses) or a rate equal on an annual basis to the following percentage of the average daily net assets of the Fund attributable to the applicable class.

Class	Fee
A	0.10%
B	0.85%
C	0.75%
R	0.50%
W	0.10%

For Class A and Class W shares, the fee shall be paid to the Distributor in cash within five (5) business days after the last day of each month.

For Class B shares, the maximum fee under this Plan and Agreement will be equal on an annual basis to 0.85% of the average daily net assets of the Fund attributable to Class B shares. Of that amount, up to 0.75% shall be reimbursed for distribution expenses. The fee shall be paid to the Distributor in cash within five (5) business days after the last day of each month. Up to an additional 0.10% shall be reimbursed for shareholder servicing expenses. The fee shall be paid to the Distributor in cash within five (5) business days after the last day of each month.

For Class C shares, the maximum fee under this Agreement will be equal on an annual basis to 0.75% of the average daily net assets of the Funds attributable to Class C shares for distribution expenses. The fee shall be paid to the Distributor in cash within five (5) business days after the last day of each month.

For Class R, the maximum fee under this Plan and Agreement, which shall be reimbursed for distribution expenses, will be equal on an annual basis of 0.50% of the average daily net assets of the Fund attributable to Class R shares. Of that amount, for Class R, up to 0.25% may be reimbursed for shareholder servicing expenses. The fee shall be paid to the Distributor in cash within five (5) business days after the last day of each month.

IN WITNESS THEREOF, the parties hereto have executed the foregoing Schedule A as of April 21, 2014.

COLUMBIA FUNDS SERIES TRUST II

By:	/s/ Michael G. Clarke
Name:	Michael G. Clarke
Title:	Chief Financial Officer

COLUMBIA MANAGEMENT INVESTMENT DISTRIBUTORS, INC.

By:	/s/ Jeffrey F. Peters
Name:	Jeffrey F. Peters

Title:	Managing Director and Head of Global Institutional Distribution